Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn., August 8, 2013 – Frontier Communications Corporation (NASDAQ: FTR) is scheduled to participate in the 16th Annual Technology, Internet & Communications Conference in Boston, Mass.  John Jureller, Executive Vice President and CFO is scheduled to present on August 13, 2013 at 9:05 a.m. Eastern.

A live webcast will be available at http://www.veracast.com/webcasts/opco/tmt2013/19102369611.cfm or on Frontier’s Investor Relations website under Webcasts and Presentations.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states. Frontier's approximately 14,100 employees are based entirely in the United States. More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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